UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2014

FLEETMATICS GROUP PLC

(Exact name of registrant as specified in its charter)

Ireland	001-35678	27-3112485
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Block C, Cookstown Court Belgard Road Tallaght Dublin 24 Ireland
(Address of principal executive offices)	(Zip Code)

+353 (1) 413 1250

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 29, 2014, Fleetmatics Group PLC (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”) to consider and vote on the four proposals set forth below, each of which is described in greater detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 24, 2014. The final voting results are set forth below.

Proposal 1 – Re-Election of Directors

The shareholders re-elected each of the three persons named below to serve as a Class II director of the Company for a three-year term that expires at the Company’s annual general meeting of shareholders in 2017 and until his or her successor has been duly elected and qualified, subject to his or her earlier resignation or removal. The results of such vote were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
Brian Halligan	34,971,628	124,978	5,269	1,031,914	99.63%

Allison Mnookin	34,972,623	124,950	4,302	1,031,914	99.63%

Liam Young	34,972,382	123,824	5,669	1,031,914	99.63%

Proposal 2 – Re-Appointment of Auditors and Authorizing Directors to Determine Their Remuneration

The shareholders re-appointed PricewaterhouseCoopers as the Company’s auditors for the fiscal year ending December 31, 2014 and authorized the Company’s directors to determine their remuneration. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Percentage of Votes in Favor
36,105,750	21,301	6,738	99.92%

Proposal 3 – To Authorize the Directors to Set the Remuneration of the Directors

The shareholders authorized the Company’s directors to determine the remuneration of the directors. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Percentage of Votes in Favor
35,077,361	19,405	5,109	1,031,914	99.93%

Proposal 4 – To Authorize the Directors to Set the Next Annual General Meeting of the Company at Such Location as may be Determined by the Directors

The shareholders authorized the Company’s directors to set the next annual general meeting of the Company at such location as may be determined by the directors. The results of such vote were as follows:

Votes For	Votes Against	Abstentions	Percentage of Votes in Favor
36,104,438	4,436	24,915	99.92%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2014	FLEETMATICS GROUP PLC

	By:	/s/ Stephen Lifshatz
	Name:	Stephen Lifshatz
	Title:	Chief Financial Officer
Chief Accounting Officer
(Principal Financial Officer and
Principal Accounting Officer)